Exhibit 99.1

HedgePath Pharmaceuticals Secures New Funding from Mayne Pharma to Support BCCNS Clinical and Regulatory Approval Programs

HPPI receives three tranche preferred stock and warrant funding, with $2.4 million upfront, $1.6 million by mid-2018, and an additional $1 million by year end if BCCNS NDA is accepted

HPPI’s Supply and License Agreement with Mayne Pharma amended to remove certain termination risks

Separately, Orphan Drug Designation for SUBA™ BCCNS awarded for Europe

FOR IMMEDIATE RELEASE — TAMPA, FLORIDA (January 11, 2018) – HedgePath Pharmaceuticals, Inc. (OTCQX:HPPI), a clinical stage biopharmaceutical company that discovers, develops and plans to commercialize innovative therapeutics for patients with cancer, announced today that it has entered into a definitive preferred stock and warrant Securities Purchase Agreement with its majority stockholder Mayne Pharma under which Mayne Pharma has agreed to invest up to $5 million in HPPI, the first $2.4 million of which was received by HPPI on January 10, 2018, with a second tranche of $1.6 million to be funded by mid-2018, and a third tranche to be funded by year end if HPPI’s pending New Drug Application (NDA) for the SUBA-Itraconazole treatment of Basal Cell Carcinoma Nevus Syndrome (BCCNS) is accepted for filing by the U.S. Food and Drug Administration (FDA).

This latest investment by Mayne Pharma will support HPPI’s clinical and regulatory efforts during 2018 toward the anticipated filing of the SUBA-Itraconazole BCCNS NDA with FDA during 2018. The price paid by Mayne Pharma for its shares of preferred stock and warrants (which represent 50% warrant coverage) is effectively $0.23 per share of HPPI’s common stock.

As reported in October 2017, based on the completion of enrollment for, and interim results observed, in its open label Phase 2(b) SCORING trial in the U.S., HPPI is preparing a pre-NDA meeting request for submission to FDA, with the goal of meeting with representatives of FDA during the second quarter of 2018 to discuss the NDA filing.

In connection with this financing, HPPI and Mayne Pharma have also entered into an important amendment to their key Supply and License Agreement (SLA) (under which HPPI has the rights from Mayne Pharma to develop and commercialize SUBA-Itraconazole products for cancer in the U.S.) to eliminate the provision that would have allowed Mayne Pharma to terminate the SLA in the event that HPPI had not received NDA approval for a product covered by the SLA by October 31, 2018.

Instead, the amended SLA allows HPPI and Mayne Pharma to continue the development and marketing of SUBA-Itraconazole-based cancer products in the United States under the SLA and, instead of a termination right, grants Mayne Pharma the option (but not the obligation) to assume control of the economic benefits of the SUBA-Itraconazole BCCNS program only in the event that a SUBA-Itraconazole NDA filing under the SLA has not been accepted for filing by FDA (as opposed to approved by FDA) by December 31, 2018 or if HPPI fails to launch SUBA-Itraconazole for treatment of BCCNS by June 30, 2020. Only in the event this option is exercised by Mayne Pharma, HPPI will license only its BCCNS-related clinical data and intellectual property to Mayne Pharma and would receive back from Mayne Pharma a cash royalty on net sales of SUBA-Itraconazole for the treatment of BCCNS in the U.S.

HPPI separately announces today that, based upon clinical data from the BCCNS Phase 2(b) trial, Mayne Pharma filed for Orphan Designation in Europe with the EMA (European Medicines Agency) in 2017 and orphan designation was recently granted for the SUBA-Itraconazole treatment of BCCNS. If the SUBA-Itraconazole treatment of BCCNS is approved, it would carry a 10 year period of marketing exclusivity in Europe. The BCCNS program already carries an Orphan Drug Designation in the U.S., which upon approval by the FDA would provide 7 years of marketing exclusivity in the United States.

Nicholas J. Virca, HPPI’s President and Chief Executive Officer, stated that, “We are very pleased and view it as an important validation that Mayne Pharma is continuing its support of our efforts with this additional investment, which brings Mayne Pharma’s total investment in HPPI to more than $13 million. Importantly, Mayne Pharma and HPPI have also removed a significant risk and investor concern that our SLA could have been terminated outright in 2018 and replaced this risk with what we believe is a fair compromise that protects HPPI’s business plan and interests and assets generated under the SLA for the benefit of all of HPPI’s stockholders.”

Readers are advised that further details regarding the terms of the preferred stock and warrant financing and the SLA amendment described herein will be provided in a Current Report on Form 8-K to be filed by HPPI with the Securities and Exchange Commission.

About HedgePath Pharmaceuticals

HedgePath Pharmaceuticals, Inc. (OTCQX:HPPI) is a clinical stage biopharmaceutical company that is seeking to repurpose the FDA approved antifungal pharmaceutical itraconazole as a potential treatment for cancer. HPPI is the exclusive U.S. licensee of a patented formulation of itraconazole, called SUBA-Itraconazole, which clinical studies have shown to have greater bioavailability than generic itraconazole.

The Hedgehog signaling pathway is a major regulator of cellular processes in vertebrates, including cell differentiation, tissue polarity and cell proliferation. Based on published research, HPPI believes that inhibiting the Hedgehog pathway could delay or possibly prevent the development of certain cancers in humans. Leveraging research undertaken by key investigators in the field, HPPI is exploring the effectiveness of SUBA-Itraconazole as an anti-cancer agent and to pursue its potential commercialization. HPPI is headquartered in Tampa, Florida. For more information, please visit www.hedgepathpharma.com.

Cautionary Note Regarding Forward Looking Statements

This press release and any statements of representatives and partners of HedgePath Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the

Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the anticipated benefits of the transactions described herein, as well as the actual timing for, or actual results of, the Company’s clinical trial described herein or the FDA’s review of any related New Drug Application by the Company) may differ significantly from those set forth or implied in the forward-looking statements (and may further differ from the interim study results described herein). These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Readers are further cautioned that while the clinical data observed to date in the Company’s BCCNS Phase 2(b) trial appear to be predictive of the desired final study results, no assurances can be given that (i) the final study results will match these latest results or (ii) the study, when and if completed, will achieve its primary and secondary endpoints or (iii) that the study will be found by FDA to be sufficient for the filing of an NDA or (iv) if an NDA is filed, it will be accepted and that it will be subsequently approved by FDA.

For more information:

Nicholas J. Virca, President and CEO nvirca@hedgepathpharma.com

Investor Relations Contact:

Garrison Hasara, CFO, Secretary and Treasurer ghasara@hedgepathpharma.com

© 2018 HedgePath Pharmaceuticals, Inc. All rights reserved.